Exhibit 99.1

Oaktree Strategic Income Corporation Announces Fourth Fiscal Quarter and Full Year 2019 Financial Results

and Declares Distribution of $0.155 Per Share

LOS ANGELES, CA, November 20, 2019 - Oaktree Strategic Income Corporation (NASDAQ: OCSI) (“Oaktree Strategic Income” or the “Company”), a specialty finance company, today announced its financial results for the fiscal quarter and year ended September 30, 2019.

Financial Highlights for the Quarter and Year Ended September 30, 2019

•

Total investment income was $12.1 million ($0.41 per share) and $49.6 million ($1.68 per share) for the fourth fiscal quarter and the full year of 2019, respectively, as compared with $13.8 million ($0.47 per share) and $47.7 million ($1.62 per share) for the third fiscal quarter of 2019 and the full fiscal year of 2018, respectively. The increase in investment income for the full year was primarily due to a larger average investment portfolio and call protection fees earned on exits of certain investments.

•

Net investment income was $5.1 million ($0.17 per share) and $21.1 million ($0.72 per share) for the fourth fiscal quarter and the full year of 2019, respectively, as compared with $5.9 million ($0.20 per share) and $19.8 million ($0.67 per share) for the third fiscal quarter of 2019 and the full fiscal year of 2018, respectively. The increase in net investment income for the full year was primarily due to higher levels of investment income and lower professional fees.

•

Net asset value (“NAV”) per share was $9.65 as of September 30, 2019, down as compared to $9.71 as of June 30, 2019 and down from $10.04 as of September 30, 2018. The decrease in NAV was primarily due to unrealized depreciation on our investment portfolio.

•	Originated $50.8 million of new investment commitments and received $40.2 million of proceeds from prepayments, exits, other paydowns and sales during the quarter ended September 30, 2019.

•	A quarterly distribution was declared of $0.155 per share, payable on December 31, 2019 to stockholders of record on December 13, 2019.

Mathew Pendo, President and Chief Operating Officer, said, “OCSI finished a strong year with solid earnings and excellent credit quality. Net investment income for the full year grew by 7 percent from 2018, reflecting a larger portfolio and several successful investment exits. Credit quality continues to be very strong, with no investments on non-accrual, and NAV has been relatively stable after rebounding from the volatility in the liquid credit markets in the December quarter. We remain focused on defensively positioning OCSI’s portfolio by adhering to our disciplined and cautious investment approach and believe that the portfolio is well-positioned to continue to generate strong risk-adjusted returns for our shareholders.”

Armen Panossian, who was appointed Chief Executive Officer and Chief Investment Officer in September 2019, said, “The team managing OCSI has done a superb job repositioning the portfolio for stronger risk-adjusted returns over the past two years. I look forward to building on these accomplishments by continuing to execute on our strategic plan while maintaining our disciplined and risk-controlled investment approach.”

Distribution Declaration

The Board of Directors declared a quarterly distribution of $0.155 per share, payable on December 31, 2019 to stockholders of record on December 13, 2019.

Distributions are paid primarily from distributable (taxable) income. To the extent taxable earnings for a fiscal taxable year fall below the total amount of distributions for that fiscal year, a portion of those distributions may be deemed a return of capital to the Company’s stockholders.

Results of Operations

	For the three months ended			For the year ended
	September 30, 2019 (unaudited)	June 30, 2019 (unaudited)	September 30, 2018 (unaudited)	September 30, 2019	September 30, 2018
Operating results:
Interest income	$11,975,868	$13,521,604	$13,436,037	$48,995,053	$43,383,347
PIK interest income	9,633	2,838	536,377	26,220	2,187,398
Fee income	92,675	284,081	751,808	606,197	2,099,802

Total investment income	12,078,176	13,808,523	14,724,222	49,627,470	47,670,547
Net expenses	6,936,609	7,890,136	9,160,910	28,487,219	27,899,215

Net investment income	5,141,567	5,918,387	5,563,312	21,140,251	19,771,332
Net realized and unrealized gains (losses)	(2,145,221)	(2,435,487)	2,795,998	(14,166,269)	901,717

Net increase (decrease) in net assets resulting from operations	$2,996,346	$3,482,900	$8,359,310	$6,973,982	$20,673,049

Net investment income per common share	$0.17	$0.20	$0.19	$0.72	$0.67
Net realized and unrealized gains (losses) per common share	$(0.07)	$(0.08)	$0.09	$(0.48)	$0.03
Earnings (loss) per common share — basic and diluted	$0.10	$0.12	$0.28	$0.24	$0.70

	As of
	September 30, 2019	June 30, 2019 (unaudited)	September 30, 2018
Select balance sheet and other data:
Investment portfolio at fair value	$597,104,447	$588,582,089	$556,841,828
Total debt outstanding	294,656,800	308,256,800	275,056,800
Net assets	284,450,006	286,021,008	295,745,420
Net asset value per share	9.65	9.71	10.04
Total leverage	1.04x	1.08x	0.93x

Total investment income for the quarter ended September 30, 2019 was $12.1 million and included $12.0 million of interest income from portfolio investments and $0.1 million of fee income. Total investment income was $1.7 million lower as compared to the quarter ended June 30, 2019, primarily due to significant call protection fees earned in connection with an exit that occurred during the prior quarter and lower interest income earned due to decreases in LIBOR on our floating rate investments.

Total investment income for the year ended September 30, 2019 was $49.6 million and included $49.0 million of interest income from portfolio investments and $0.6 million of fee income. Total investment income was $2.0 million higher as compared to the year ended September 30, 2018, primarily due to a larger average investment portfolio as well as significant call protection fees earned in connection with exits of certain investments that occurred during the year.

Net expenses decreased $1.0 million, to $6.9 million for the fourth quarter of 2019, from $7.9 million in the third quarter of 2019. The decrease was primarily attributable to a $0.6 million decrease in incentive fees (net of waivers) resulting from lower investment income earned during the quarter and a $0.2 million decrease in interest expense resulting from a lower amount of borrowings outstanding and deceases in LIBOR during the quarter.

Net expenses for the year ended September 30, 2019 were $28.5 million, a slight increase from $27.9 million for the year ended September 30, 2019. The increase was primarily due to a $1.8 million increase in management and incentive fees (net of waivers) resulting from a larger investment portfolio and higher investment income earned during the year, partially offset by a $1.2 million decrease in professional fees.

Net realized and unrealized losses on the investment portfolio for the quarter were $2.1 million, reflecting unrealized depreciation and realized losses on certain debt investments. Net realized and unrealized losses on the investment portfolio for the year were $14.2 million, primarily reflecting unrealized depreciation on certain debt investments.

Portfolio and Investment Activity

	As of
($ in thousands)	September 30, 2019 (unaudited)	June 30, 2019 (unaudited)	September 30, 2018 (unaudited)
Investments at fair value	$597,104	$588,582	$556,842
Number of portfolio companies	84	82	75
Average portfolio company debt size	$7,200	$7,300	$7,600
Asset class:
Senior secured debt	90.9%	90.5%	89.1%
Unsecured debt	9.1%	9.5%	10.5%
Equity	—%	—%	0.4%
Non-accrual debt investments:
Non-accrual investments at fair value	$—	$—	$50
Non-accrual investments as a percentage of debt investments	—%	—%	—%
Number of investments on non-accrual	—	1	1
Interest rate type:
Percentage floating-rate	100.0%	100.0%	100.0%
Yields:
Weighted average yield on debt investments (1)	7.4%	7.8%	7.7%
Cash component of weighted average yield on debt investments	7.3%	7.6%	7.6%
Weighted average yield on total portfolio investments (2)	7.4%	7.8%	7.7%
Investment activity:
New investment commitments	$50,800	$38,800	$91,800
New funded investment activity (3)	$51,100	$41,300	$91,000
Proceeds from prepayments, exits, other paydowns and sales	$40,200	$43,000	$101,700
Net new investments (4)	$10,900	$(1,700)	$(10,700)
Number of new investment commitments in new portfolio companies	7	5	13
Number of new investment commitments in existing portfolio companies	1	4	2
Number of portfolio company exits	5	4	9

(1)

Annual stated yield earned plus net annual amortization of original issue discount or premium earned on accruing investments, including the Company’s share of the return on debt investments in the OCSI Glick JV.

(2)

Annual stated yield earned plus net annual amortization of original issue discount or premium earned on accruing investments and dividend income, including the Company’s share of the return on debt investments in the OCSI Glick JV.

(3)	New funded investment activity includes drawdowns on existing revolver commitments.
(4)	Net new investments consists of new funded investment activity less proceeds from prepayments, exits, other paydowns and sales.

As of September 30, 2019, the fair value of the Company’s investment portfolio was $597.1 million and was comprised of investments in 84 companies, including the Company’s investments in OCSI Glick JV LLC (“OCSI Glick JV”).

As of September 30, 2019, 90.9% of the Company’s portfolio consisted of senior secured floating-rate debt investments, including 88.5% of first liens and 2.4% of second liens, and 9.1% consisted of a subordinated note investment in the OCSI Glick JV at fair value.

As of September 30, 2019, there were no investments on which the Company had stopped accruing cash and/or payment-in-kind interest or original issue discount income.

As of September 30, 2019, the OCSI Glick JV had $179.7 million in assets, including senior secured loans to 39 portfolio companies. The joint venture generated income of $1.5 million for Oaktree Strategic Income during the quarter ended September 30, 2019.

Liquidity and Capital Resources

As of September 30, 2019, the Company had $14.1 million of cash and cash equivalents (including restricted cash), total principal value of debt outstanding of $294.7 million, and $160.3 million of undrawn capacity on its credit facilities, subject to borrowing base and other limitations. The weighted average interest rate on debt outstanding was 4.2% and 4.5% as of September 30, 2019 and June 30, 2019, respectively.

The Company’s total leverage ratio was 1.04x and 1.08x debt-to-equity as of September 30, 2019 and June 30, 2019, respectively.

Conference Call Information

Oaktree Strategic Income will host a conference call to discuss its fourth fiscal quarter and full year 2019 results at 12:30 p.m. Eastern Time / 9:30 a.m. Pacific Time on November 20, 2019. The conference call may be accessed by dialing (877) 507-4376 (U.S. callers) or +1 (412) 317-5239 (non-U.S. callers), participant password “Oaktree Strategic Income.” During the earnings conference call, Oaktree Strategic Income intends to refer to an investor presentation that will be available on the Investors section of the Oaktree Strategic Income website, www.oaktreestrategicincome.com. Alternatively, a live webcast of the conference call can be accessed on Oaktree Strategic Income’s website.

For those individuals unable to listen to the live broadcast of the conference call, a replay will be available on Oaktree Strategic Income’s website, or by dialing (877) 344-7529 (U.S. callers) or +1 (412) 317-0088 (non-U.S. callers), access code 10135817, beginning approximately one hour after the broadcast.

About Oaktree Strategic Income Corporation

Oaktree Strategic Income Corporation (NASDAQ:OCSI) is a specialty finance company dedicated to providing customized capital solutions for middle-market companies in both the syndicated and private placement markets. The firm seeks to generate a stable source of current income while minimizing the risk of principal loss and, to a lesser extent, capital appreciation by providing innovative first-lien financing solutions to companies across a wide variety of industries. The Company is regulated as a business development company under the Investment Company Act of 1940, as amended. Oaktree Strategic Income is managed by Oaktree Capital Management, L.P. For additional information, please visit Oaktree Strategic Income’s website at www.oaktreestrategicincome.com.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements may include statements as to: our future operating results and distribution projections; our business prospects and the prospects of our portfolio companies; and the impact of the investments that we expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in our annual report on Form 10-K. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business development companies or regulated investment companies; and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings.

We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investor Relations:

Oaktree Strategic Income Corporation

Michael Mosticchio

(212) 284-1900

ocsi-ir@oaktreecapital.com

Media Relations:

Financial Profiles, Inc.

Moira Conlon

(310) 478-2700

mediainquiries@oaktreecapital.com

Oaktree Strategic Income Corporation

Consolidated Statements of Assets and Liabilities

	September 30, 2019	June 30, 2019 (unaudited)	September 30, 2018
ASSETS
Investments at fair value:
Control investments (cost September 30, 2019: $73,189,664; cost June 30, 2019: $73,210,028; cost September 30, 2018: $73,501,970)	$54,326,418	$55,634,655	$58,512,170
Non-control/Non-affiliate investments (cost September 30, 2019: $553,679,070; cost June 30, 2019: $544,954,488; cost September 30, 2018: $499,423,794)	542,778,029	532,947,434	498,329,658

Total investments at fair value (cost September 30, 2019: $626,868,734; cost June 30, 2019: $618,164,516; cost September 30, 2018: $572,925,764)	597,104,447	588,582,089	556,841,828
Cash and cash equivalents	5,646,899	4,070,731	10,439,023
Restricted cash	8,404,733	9,929,895	5,992,764
Interest, dividends and fees receivable	3,813,730	2,985,869	3,139,334
Due from portfolio companies	350,597	45,327	167,946
Receivables from unsettled transactions	5,091,671	5,180,121	5,143,533
Deferred financing costs	2,139,299	2,172,147	2,469,675
Derivative asset at fair value	20,876	—	45,807
Other assets	761,462	844,178	891,960

Total assets	$623,333,714	$613,810,357	$585,131,870

LIABILITIES AND NET ASSETS
Liabilities:
Accounts payable, accrued expenses and other liabilities	$901,410	$1,215,840	$649,781
Base management fee and incentive fee payable	1,368,431	1,798,217	1,915,682
Due to affiliate	1,457,007	1,592,125	1,700,952
Interest payable	2,750,587	2,978,785	1,130,735
Payables from unsettled transactions	37,724,473	11,934,950	8,932,500
Derivative liability at fair value	—	12,632	—
Director fees payable	25,000	—	—
Credit facilities payable	294,656,800	308,256,800	275,056,800

Total liabilities	338,883,708	327,789,349	289,386,450
Commitments and contingencies
Net assets:
Common stock, $0.01 par value, 150,000,000 shares authorized; 29,466,768 shares issued and outstanding as of September 30, 2019, June 30, 2019 and September 30, 2018	294,668	294,668	294,668
Additional paid-in-capital	369,199,332	370,751,389	370,751,389
Accumulated overdistributed earnings	(85,043,994)	(85,025,049)	(75,300,637)

Total net assets (equivalent to $9.65, $9.71 and 10.04 per common share as of September 30, 2019, June 30, 2019 and September 30, 2018, respectively)	284,450,006	286,021,008	295,745,420

Total liabilities and net assets	$623,333,714	$613,810,357	$585,131,870

Oaktree Strategic Income Corporation

Consolidated Statements of Operations

(unaudited)

	Three months ended September 30, 2019 (unaudited)	Three months ended June 30, 2019 (unaudited)	Three months ended September 30, 2018 (unaudited)	Year ended September 30, 2019	Year ended September 30, 2018
Interest income:
Control investments	$1,500,837	$1,486,149	$928,198	$5,945,194	$3,970,056
Non-control/Non-affiliate investments	10,443,068	11,984,332	12,443,148	42,847,646	39,139,739
Interest on cash and cash equivalents	31,963	51,123	64,691	202,213	273,552

Total interest income	11,975,868	13,521,604	13,436,037	48,995,053	43,383,347

PIK interest income:
Control investments	—	—	528,743	—	2,161,339
Non-control/Non-affiliate investments	9,633	2,838	7,634	26,220	26,059

Total PIK interest income	9,633	2,838	536,377	26,220	2,187,398

Fee income:
Affiliate investments	—	—	—	—	14,822
Non-control/Non-affiliate investments	92,675	284,081	751,808	606,197	2,084,980

Total fee income	92,675	284,081	751,808	606,197	2,099,802

Total investment income	12,078,176	13,808,523	14,724,222	49,627,470	47,670,547

Expenses:
Base management fee	1,511,365	1,497,711	1,437,341	5,875,236	5,657,786
Part I incentive fee	1,048,786	1,294,691	1,180,825	4,293,999	2,923,076
Professional fees	303,380	397,365	308,234	1,534,958	2,691,950
Directors fees	105,000	105,000	105,000	420,278	479,093
Interest expense	3,673,356	3,860,478	5,482,159	14,528,318	14,379,881
Administrator expense	231,756	224,328	197,206	1,121,984	1,085,819
General and administrative expenses	260,501	325,656	446,961	1,201,721	1,383,871

Total expenses	7,134,144	7,705,229	9,157,726	28,976,494	28,601,476
Fees waived	(197,535)	184,907	3,184	(489,275)	(702,261)

Net expenses	6,936,609	7,890,136	9,160,910	28,487,219	27,899,215

Net investment income	5,141,567	5,918,387	5,563,312	21,140,251	19,771,332

Unrealized appreciation (depreciation):
Control investments	(1,287,873)	(355,315)	275,475	(3,873,446)	(1,255,842)
Affiliate investments	—	—	—	—	16,543,140
Non-control/Non-affiliate investments	1,106,013	(2,132,068)	2,218,715	(9,806,905)	13,282,430
Foreign currency forward contract	33,508	(106,334)	45,807	(24,931)	45,807

Net unrealized appreciation (depreciation)	(148,352)	(2,593,717)	2,539,997	(13,705,282)	28,615,535

Realized gains (losses):
Affiliate investments	—	—	—	—	(15,914,916)
Non-control/Non-affiliate investments	(2,187,603)	(125,517)	379,381	(943,588)	(11,675,522)
Foreign currency forward contract	190,734	283,747	(123,380)	482,601	(123,380)

Net realized gains (losses)	(1,996,869)	158,230	256,001	(460,987)	(27,713,818)

Net realized and unrealized gains (losses)	(2,145,221)	(2,435,487)	2,795,998	(14,166,269)	901,717

Net increase (decrease) in net assets resulting from operations	$2,996,346	$3,482,900	$8,359,310	$6,973,982	$20,673,049

Net investment income per common share — basic and diluted	$0.17	$0.20	$0.19	$0.72	$0.67
Earnings (loss) per common share — basic and diluted	$0.10	$0.12	$0.28	$0.24	$0.70
Weighted average common shares outstanding — basic and diluted	29,466,768	29,466,768	29,466,768	29,466,768	29,466,768